CLAYTON UTZ

Alpharma Inc.
Alpharma

Oral Pharmaceuticals Acquisition Corp.
PartnerCo

Mayne Nickless Limited ACN 004 073 410
Mayne

Mayne Health Logistics Pty Limited ACN 097 064 894
BidCo

Third Variation Agreement

Table of Contents

1. Definitions and interpretation *

1.1 Definitions *

1.2 Interpretation *

2. Offer Extension *

Third Variation Agreement made at                                 on September 17, 2001

Parties Alpharma Inc. of One Executive Drive, Fort Lee, New Jersey, United States of America, 07024 ("Alpharma")

Oral Pharmaceuticals Acquisition Corp. of One Executive Drive, Fort Lee, New Jersey, United States of America, 07024 ("PartnerCo")

Mayne Nickless Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria, Australia ("Mayne")

Mayne Health Logistics Pty Limited ACN 097 064 894 of Level 21, 390 St Kilda Road, Melbourne, Victoria, Australia ("BidCo")

Recitals

  The parties to this Third Variation Agreement agree to vary the Put and Call Agreement in accordance with the terms of this agreement.

The parties agree

  Definitions and interpretation
    Definitions

    In this agreement:

    "Put and Call Agreement" means the put and call option agreement entered into on 12 July 2001 by Alpharma, PartnerCo, Mayne and BidCo under which PartnerCo grants to Mayne a put option over shares in BidCo and BidCo grants to PartnerCo a call option to purchase shares in Faulding Holdings, Inc. and its subsidiaries and certain other oral pharmaceutical assets owned by FH Faulding & Co Limited and its subsidiaries on the terms and conditions therein appearing (as amended by variation agreements dated 17 August and 30 August 2001).

    "Third Variation Agreement" means this agreement.

    Interpretation

  In this agreement terms used have the meaning given to them in the Put and Call Agreement, unless otherwise defined.

  Offer Extension

Clause 2.4(a)(ii) of the Put and Call Agreement is amended by restating subclause (B) in its entirety to read "28 September 2001" and Alpharma and PartnerCo consent to the extension of the Offer Period to 28 September 2001 made by BidCo on 13 September 2001.

Signed as an agreement.

Executed by Alpharma Inc. by
Name: Robert F. Wrobel Title: Vice President and Chief Legal Officer
Executed by Oral Pharmaceuticals Acquisition Corp. by
Name: Robert F. Wrobel Title: Secretary

Executed by Mayne Nickless Limited ACN 004 073 410 by or in the presence of:

Signature of Director	Signature of Secretary/other Director
Name of Director in full	Name of Secretary/other Director in full

Executed by Mayne Health Logistics Pty Limited ACN 097 064 894 by or in the presence of:

Signature of Director	Signature of Secretary/other Director
Name of Director in full	Name of Secretary/other Director in full